    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 6, 1996


                     INFORMATION TRANSMISSION SYSTEMS CORP.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                     FOR THE SPECIAL MEETING OF SHAREHOLDERS

                                  [INSERT DATE]


     The undersigned hereby appoints Robert M. Unetich, Jeffrey M. Lynn and Ronald W. Zborowski, or any of them as attorneys and proxies, each with the power of substitution, to attend, vote and act for the undersigned at the special meeting of shareholders of Information Transmission Systems Corp. ("ITS") to be held on [DAY], [DATE], 1996, at [LOCATION] at 10:00 a.m. local time, and at any postponement or adjournment thereof, and in connection therewith to vote and present all of the shares of Common Stock of ITS (the "ITS Common Stock") which the undersigned would be entitled to vote (1) as specified below in the matter listed and more fully described in the Notice of Special Meeting and Proxy Statement/Prospectus of said meeting, receipt of which is acknowledged, and (2) in their discretion, on such other matters incidental to the conduct of the Special Meeting as may properly come before the Special Meeting or any adjournment or postponement thereof.

     The shares represented by this Proxy will be voted as directed by the undersigned shareholder. If no direction is given, shares will be voted FOR the proposal described on the reverse side of this card. Specific choices may be made on the reverse side of this Proxy.




             (CONTINUED AND TO BE DATED AND SIGNED ON REVERSE SIDE)
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                             (CONTINUED  FROM FRONT)


THIS PROXY WILL BE VOTED FOR THE PROPOSAL UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED. PLEASE NOTE THAT ABSTAINING FROM THE VOTE ON THE PROPOSAL WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSAL.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE FOLLOWING
PROPOSAL:

     1. Approval of an Agreement and Plan of Merger, dated as of February 2, 1996, by and among ITS, ADC Telecommunications, Inc., a Minnesota corporation ("ADC"), Pittsburgh Merger Sub, Inc., a Pennsylvania corporation and a wholly owned subsidiary of ADC ("Merger Subsidiary"), and Robert M. Unetich, Jeffrey M. Lynn and Ronald W. Zborowski, acting solely in their capacity as Shareholders' Representatives, pursuant to which, among other things, (i) Merger Subsidiary will be merged with and into ITS (the "Merger"), (ii) ITS will become a wholly owned subsidiary of ADC and (iii) each outstanding share of ITS Common Stock, par value $.20 per share, will be converted into a certain number of shares of ADC Common Stock, $.20 per share, according to a conversion formula described in the accompanying Proxy Statement/Prospectus.

          For / /        Against / /         Abstain / /


     The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to such ITS Common Stock, and hereby ratifies and confirms all action that said attorneys and proxies, their substitutes, or any of them, may have lawfully taken by virtue thereof.


                                   Dated:                           , 1996
                                           -------------------------

                                   ---------------------------------------

                                   ---------------------------------------
                                   Signature(s) of Shareholder

                                   This proxy should be signed exactly as your name appears thereon. Joint owners should both sign. If signed by an attorney, executor, guardian or in some other capacity or as officer of a corporation, please add title as such.


                    PLEASE COMPLETE, DATE AND SIGN THIS PROXY
                     AND RETURN IT IN THE ENCLOSED ENVELOPE.

     As filed with the Securities and Exchange Commission on February 6, 1996


                     INFORMATION TRANSMISSION SYSTEMS CORP.


           PLEASE COMPLETE BOTH SIDES OF PROXY CARD, DETACH AND RETURN
                            IN THE ENCLOSED ENVELOPE.

If you do not return the proxy card and do not vote at the meeting, it will have the same effect as if you voted against the Merger Agreement. Thus, it is important that you promptly mark and return the attached proxy card, even if you intend to vote in person at the special meeting of shareholders.

Thank you.

                     SOLICITED BY THE BOARD OF DIRECTORS OF
                     INFORMATION TRANSMISSION SYSTEMS CORP.
       PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS, [Insert Date], 1996

THE UNDERSIGNED APPOINTS, AND DIRECTS THE AGENTS OF THE INFORMATION TRANSMISSION SYSTEMS CORP. ("ITS") EMPLOYEE STOCK OWNERSHIP PLAN (THE "PLAN") TO APPOINT PHILLIP HOLMES AND [INSERT NAME OF INDEPENDENT REPRESENTATIVE OF PLAN TRUSTEE], AND EACH OF THEM AS ATTORNEYS AND PROXIES WITH POWER OF SUBSTITUTION TO VOTE, AS INDICATED HEREON, ALL SHARES OF COMMON STOCK OF ITS HELD FOR THE ACCOUNT OF THE UNDERSIGNED IN THE PLAN, AT THE CLOSE OF BUSINESS ON THE RECORD DATE AND, IN THEIR DISCRETION, TO VOTE ON ALL OTHER MATTERS INCIDENT TO THE CONDUCT OF THE MEETING WHICH MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF SHAREHOLDERS OF ITS AND AT ALL ADJOURNED SESSIONS THEREOF, ALL AS SET FORTH IN THE NOTICE OF SPECIAL MEETING AND PROXY STATEMENT/PROSPECTUS RELATING TO THE SPECIAL MEETING.


                              DO NOT FOLD



DATED:                                  SIGNED
      ------------------------                -----------------------------

                                              -----------------------------
              PLEASE COMPLETE BOTH SIDES OF PROXY CARD, DETACH AND
                        RETURN IN THE ENCLOSED ENVELOPE.

If you do not return the proxy card and do not vote at the meeting, it will have the same effect as if you voted against the Merger Agreement. Thus, it is important that you promptly mark and return the attached proxy card, even if you intend to vote in person at the special meeting of shareholders.

Thank you.


                         (continued on the reverse side)

                                [ITS LETTERHEAD]


THE VOTES REPRESENTED BY THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED AS INDICATED BY YOU. IF YOU SIGN AND RETURN THE PROXY UNMARKED, SUCH VOTES WILL BE VOTED "FOR" THE PROPOSAL. PLEASE NOTE THAT ABSTAINING FROM THE VOTE ON THE PROPOSAL WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSAL.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE FOLLOWING
PROPOSAL:

     1. Approval of an Agreement and Plan of Merger, dated as of February 2, 1996, by and among ITS, ADC Telecommunications, Inc., a Minnesota corporation ("ADC"), Pittsburgh Merger Sub, Inc., a Pennsylvania corporation and a wholly owned subsidiary of ADC ("Merger Subsidiary"), and Robert M. Unetich, Jeffrey M. Lynn and Ronald W. Zborowski, acting solely in their capacity as Shareholders' Representatives, pursuant to which, among other things, (i) Merger Subsidiary will be merged with and into ITS (the "Merger"), (ii) ITS will become a wholly owned subsidiary of ADC and (iii) each outstanding share of ITS Common Stock, par value $.20 per share, will be converted into a certain number of shares of ADC Common Stock, $.20 per share, according to a conversion formula described in the accompanying Proxy Statement/Prospectus.

          For / /        Against / /         Abstain / /


MARK YOUR VOTE ON THIS SIDE WITH AN [X]. DATE PROXY AND SIGN ON REVERSE SIDE EXACTLY AS NAME(S) ARE SHOWN AND RETURN SIGNED PROXY IN ENCLOSED ENVELOPE.


PARTICIPANTS IN INFORMATION TRANSMISSION SYSTEMS CORP. EMPLOYEE STOCK OWNERSHIP PLAN DIRECT [INSERT ESOP TRUSTEE REPRESENTATIVE] AND THE PLAN TRUSTEE, RESPECTIVELY, AS AGENT, TO VOTE AS INDICATED HEREIN.

                         (TO BE SIGNED ON REVERSE SIDE)